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                                                                 Exhibit 4.1

                               AMENDMENT NO. 1
                               ---------------
                                     TO
                                     --
                              RIGHTS AGREEMENT
                              ----------------

         This Amendment No. 1 to Rights Agreement (this "Amendment"), dated
                                                         ---------
as of August 2, 2006, is between Cenveo, Inc., a Colorado corporation (the "Company"), and Computershare Trust Company, Inc. as Rights Agent.
 -------

         WHEREAS, on April 28, 2005, the Company entered into that certain rights Agreement with Computershare Trust Company, Inc., as Rights Agent (the "Rights Agreement"); and
      ----------------

         WHEREAS, the Board of Directors of the Company, having determined its actions to be in the best interests of the Company, has authorized this Amendment to the Rights Agreement to allow the Rights Agreement and the Rights created thereunder to expire as of the close of business on August 7, 2006.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Rights Agreement.

         2. The definition of "Final Expiration Date" in Section 7(a) of the Rights Agreement is hereby amended to mean the Close of Business on August 7, 2006.

         3. The Rights Agreement as amended by this Amendment embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties. The Rights Agreement as amended by this Amendment shall remain in full force and effect, and all rights and power created hereby or thereunder are in all respects ratified and confirmed and shall remain in full force and effect.

                    [The next page is the signature page]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                                       CENVEO, INC.



                                       By:    /s/ Sean S. Sullivan
                                              --------------------
                                       Name:  Sean S. Sullivan
                                       Title: Chief Financial Officer




                                       COMPUTERSHARE TRUST COMPANY, INC.
                                       as Rights Agent



                                       By:    /s/ Kellie Gwinn
                                              ----------------
                                       Name:  Kellie Gwinn
                                              Vice President


                                       By:    /s/ Zachary DeLisa
                                              ------------------
                                       Name:  Zachary DeLisa
                                              Operations Manager & Trust Officer